Exhibit 32.4

LIBERTY PROPERTY LIMITED PARTNERSHIP

CERTIFICATIONS REQUIRED BY
RULE 13a-14(b) UNDER THE SECURITIES EXCHANGE ACT OF 1934

     In connection the Quarterly Report of Liberty Property Trust (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, GEORGE J. ALBURGER, JR., Chief Financial Officer of Liberty Property Trust (the sole general partner of the Company), certify, in connection with Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended, that based on my knowledge:

     (1)       The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)       The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ GEORGE J. ALBURGER, JR.

George J. Alburger, Jr.
Executive Vice President and Chief Financial Officer
of Liberty Property Trust, its sole general partner

Date: May 7, 2004